Exhibit 10.2

CONFIDENTIAL

AMENDMENT III

to the Collaboration Agreement effective as of November 15, 2007 between Ceres, Inc. and Institute of Crop Sciences of the Chinese Academy of Agricultural Sciences, as amended (the “Agreement”).

1.	The Parties agree to amend Article 13.1 of the Agreement so as to read as follows:

“This Agreement will enter into force on the date first written hereinabove and will remain in full force and effect until December 31, 2015. The Parties agree to add a mutually agreed upon Program and budget for the period starting November 16, 2012 by August 31, 2012. Notwithstanding the foregoing, Ceres will have the right to terminate this Agreement unilaterally at any time by giving sixty (60) days’ prior written notice to ICS.”

2.	The Parties agree that this Amendment III is effective as of May 15, 2012.

3.	For the remainder, the Agreement remains unchanged and this Amendment III shall form an integral part thereof.

Made in two (2) copies.

Institute of Crop Sciences Chinese Academy of Agricultural Sciences		Ceres, Inc.

By:		By:	/s/ Roger Pennell
Name:		Name:	Roger Pennell
Title:		Title:	Vice President of Trait Development

By:	/s/ Jianmin Wan	By:	/s/ Richard Hamilton
Name:	Jianmin Wan	Name:	Richard Hamilton
Title:	Director of ICS	Title:	President & Chief Executive Officer